                                                                  EXHIBIT 23.3


                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 6, 1997, except as to Note 9, which is as of October 20, 1997, on the financial statements of Four11 Corporation which appear in Item 7(a) of the Current Report on Form 8-K/A of Yahoo! Inc. dated October 14, 1997 (as amended October 30, 1997).

/s/ PRICE WATERHOUSE LLP

San Jose, California
October 30, 1997